News

For further information contact:

William R. Jellison
Senior Vice President and
Chief Financial Officer
(717) 849-4243	For Immediate Release

DENTSPLY International Inc.
Reports Third Quarter 2010 Sales and Earnings

York, PA – October 28, 2010 — DENTSPLY International Inc. (NASDAQ–XRAY) today announced sales and earnings for the three months ended September 30, 2010.  Net sales in the third quarter of 2010 increased 2.0% to $541.8 million compared to $531.2 million reported for the third quarter of 2009.  Net sales, excluding precious metal content, increased 0.1%, including 2.4% growth on a constant currency basis, to $494.3 million in the third quarter of 2010.  This constant currency growth was nearly offset by the negative impact of foreign currency translation in the period.

Net income attributable to DENTSPLY International for the third quarter of 2010 was $63.7 million, or $0.44 per diluted share, compared to $0.45 per diluted share in the third quarter of 2009.  Net income attributable to DENTSPLY International in the third quarter of 2010 included the net of tax impact of restructuring and other costs of $0.2 million, a net of tax impact for recent acquisition-related activities of $1.3 million and a net benefit for income tax-related adjustments of $0.3 million, which in aggregate reduced earnings per share on a net basis by $.01 per diluted share.  Net income attributable to DENTSPLY International in the third quarter of 2009 included the net of tax impact of restructuring and other costs of $0.8 million, a net of tax impact for recent acquisition-related activities of $0.1 million and a net benefit for income tax-related adjustments of $2.6 million, which in aggregate increased earnings per share on a net basis by $0.01 per diluted share.  For a reconciliation of GAAP and non-GAAP measures, see the attached table.

Bret Wise, Chairman and Chief Executive Officer, stated “The global dental market continued to grow modestly in the third quarter, with international markets being more resilient. We have now completed the sales and marketing expansion announced early in the year, with the resources fully in place.  We are also continuing to make additional investments in the back half of 2010 to take better advantage of a strong product pipeline targeted for launch in 2011 and 2012.  Based on these investments and current exchange rates, we are narrowing our 2010 earnings guidance to $1.86 to $1.91 per diluted share.”   This guidance for earnings per diluted share is on a non-GAAP basis, excluding restructuring and other costs, acquisition-related activities, a credit risk adjustment to outstanding derivatives and income tax-related adjustments.

Additional Information

A conference call has been scheduled for Thursday, October 28, 2010 at 8:30 AM Eastern Time.  A live broadcast is available through Shareholder.com by accessing DENTSPLY’s website at www.dentsply.com.  In order to participate in the call, dial (888) 601-3864 (for domestic calls) and (913) 312-1443 (for international calls).  The Conference ID # is 1473854.  At that time, you will be able to discuss the third quarter earnings with DENTSPLY’s Chairman and Chief Executive Officer, Mr. Bret Wise; President and Chief Operating Officer, Mr. Chris Clark; and Senior Vice President and Chief Financial Officer, Mr. William Jellison.

A rebroadcast of the conference call will be available to the public online at the DENTSPLY website, www.dentsply.com.  You may also access a dial-in replay for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), Passcode # 1473854.

 DENTSPLY designs, develops, manufactures and markets a broad range of products for the dental market.  The Company believes that it is the world’s leading manufacturer and distributor of dental prosthetics, endodontic instruments and materials and ultrasonic scalers; the leading United States manufacturer and distributor of denture teeth, dental handpieces, dental x-ray film holders, film mounts and prophylaxis paste;  and a leading worldwide manufacturer or distributor of dental  injectable anesthetics, impression materials, orthodontics appliances, dental cutting instruments, dental implants and restorative dental materials, dental sealants and crown and bridge materials.  The Company distributes its dental products in over 120 countries under some of the most well-established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties.  Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include, without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions  with respect to dental products, outcome of litigation, continued support of our products by influential dental professionals, and changes in the general economic environment that could affect the business.  Changes in such assumptions or factors could produce significantly different results.  For an additional description of risk factors, please refer to the Company’s most recent Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provided adjusted operating income, adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted share.  These adjusted amounts consist of GAAP amounts excluding (1) restructuring and other costs, (2) acquisition-related charges, (3) income tax-related adjustments and (4) credit risk adjustments to outstanding derivatives.  Adjusted earnings per diluted share are calculated by dividing adjusted net income attributable to DENTSPLY International by diluted weighted-average shares outstanding.

The Company also provided an operational tax rate, which is the Company’s effective tax rate, a GAAP measure, adjusted for certain one-time charges.  Adjusted operating income, adjusted net income attributable to DENTSPLY International, adjusted earnings per diluted share and operating tax rate are considered measures not calculated in accordance with GAAP, and therefore are non-GAAP measures.  These non-GAAP measures may differ from those of other companies.

The Company believes that the presentation of adjusted operating income, adjusted net income attributable to DENTSPLY International, adjusted earnings per diluted share and operating tax rate provides important supplemental information to management and investors seeking to understand the Company’s financial condition and results of operations.  The non-GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

DENTSPLY INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net sales	$541,815	$531,203	$1,652,845	$1,590,984
Net sales, excluding precious metal content	494,345	493,817	1,510,501	1,470,994

Cost of products sold	269,001	259,473	810,399	767,854

Gross profit	272,814	271,730	842,446	823,130
% of Net sales	50.4%	51.2%	51.0%	51.7%
% of Net sales, excluding precious metal content	55.2%	55.0%	55.8%	56.0%

Selling, general and
administrative expenses	182,057	177,579	552,474	539,383

Restructuring and other costs	338	1,210	5,261	5,905

Operating income	90,419	92,941	284,711	277,842
% of Net sales	16.7%	17.5%	17.2%	17.5%
% of Net sales, excluding precious metal content	18.3%	18.8%	18.8%	18.9%

Net interest and other expense	5,316	5,089	17,775	13,910

Income before income taxes	85,103	87,852	266,936	263,932

Provision for income taxes	21,288	19,999	67,585	65,570

Net income	63,815	67,853	199,351	198,362
% of Net sales	11.8%	12.8%	12.1%	12.5%
% of Net sales, excluding precious metal content	12.9%	13.7%	13.2%	13.5%

Less: Net income (loss) attributable
to the noncontrolling interests	162	370	1,470	(1,062)

Net income attributable to DENTSPLY International	$63,653	$67,483	$197,881	$199,424
% of Net sales	11.7%	12.7%	12.0%	12.5%
% of Net sales, excluding precious metal content	12.9%	13.7%	13.1%	13.6%

Earnings per common share:
Basic	$0.45	$0.45	$1.37	$1.34
Dilutive	$0.44	$0.45	$1.35	$1.33

Cash dividends declared per common share	$0.05	$0.05	$0.15	$0.15

Weighted average common share outstanding:
Basic	142,501	148,547	144,670	148,546
Dilutive	144,063	150,638	146,679	150,077

DENTSPLY INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2010	2009
Assets

Current Assets:

Cash and cash equivalents	$534,243	$450,348
Accounts and notes receivable-trade, net	366,789	348,684
Inventories, net	318,071	291,640
Prepaid expenses and other current assets	112,454	127,124
Total Current Assets	1,331,557	1,217,796

Property, plant and equipment, net	423,802	439,619
Identifiable intangible assets, net	79,701	89,086
Goodwill, net	1,304,938	1,312,596
Other noncurrent assets, net	55,158	28,835

Total Assets	$3,195,156	$3,087,932

Liabilities and Equity

Current liabilities	$351,912	$444,556
Long-term debt	592,376	387,151
Deferred income taxes	74,238	72,524
Other noncurrent liabilities	300,074	276,743
Total Liabilities	1,318,600	1,180,974

Total DENTSPLY International Equity	1,803,481	1,832,105
Noncontrolling interests	73,075	74,853
Total Equity	1,876,556	1,906,958

Total Liabilities and Equity	$3,195,156	$3,087,932

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-GAAP financial measures.

Three Months Ended September 30, 2010		Percentage
	Operating	of Net Sales,
	Income	Excluding Precious
	(Loss)	Metal Content

Operating Income	$90,419	18.3%

Acquisition-Related Activities	1,715	0.3%

Restructuring and Other Costs	338	0.1%

Adjusted Non-GAAP Operating Income	$92,472	18.7%

Three Months Ended September 30, 2009		Percentage
	Operating	of Net Sales,
	Income	Excluding Precious
	(Loss)	Metal Content

Operating Income	$92,941	18.8%

Acquisition-Related Activities	242	0.0%

Restructuring and Other Costs	1,210	0.3%

Adjusted Non-GAAP Operating Income	$94,393	19.1%

DENTSPLY INTERNATIONAL INC.

(In thousands, except per share amounts)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income attributable to DENTSPLY International and on a per share basis to the non-GAAP financial measures.

Three Months Ended September 30, 2010
	Income	Per Diluted
	(Loss)	Share

Net Income Attributable to DENTSPLY International	$63,653	$0.44

Acquisition-Related Activities, Net of Tax and
Noncontrolling Interests	1,283	0.01

Restructuring and Other Costs, Net of Tax and
Noncontrolling Interests	240	0.00

Income Tax-Related Adjustments	(320)	(0.00)

Adjusted Non-GAAP Net Income Attributable
to DENTSPLY International	$64,856	$0.45

Three Months Ended September 30, 2009
	Income	Per Diluted
	(Loss)	Share

Net Income Attributable to DENTSPLY International	$67,483	$0.45

Acquisition-Related Activities, Net of Tax and
Noncontrolling Interests	131	0.00

Restructuring and Other Costs, Net of Tax and
Noncontrolling Interests	843	0.01

Income Tax-Related Adjustments	(2,570)	(0.02)

Adjusted Non-GAAP Net Income Attributable
to DENTSPLY International	$65,887	$0.44

DENTSPLY INTERNATIONAL INC.

(In thousands)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of income before income taxes to the non-GAAP financial measure.

Three Months Ended September 30, 2010
			Percentage
	Income Before		of Income Before
	Income Taxes	Income Taxes	Income Taxes

As Reported - GAAP Operating Results	$85,103	$(21,288)	25.0%

Acquisition-Related Activities	1,715	(431)

Restructuring and Other Costs	338	(102)

Income Tax-Related Adjustments	-	(320)

As Adjusted - Non-GAAP Operating Results	$87,156	$(22,141)	25.4%

Three Months Ended September 30, 2009			Percentage
	Income Before		of Income Before
	Income Taxes	Income Taxes	Income Taxes

As Reported - GAAP Operating Results	$87,852	$(19,999)	22.8%

Acquisition-Related Activities	242	(23)

Restructuring and Other Costs	1,210	(492)

Income Tax-Related Adjustments	-	(2,570)

As Adjusted - Non-GAAP Operating Results	$89,304	$(23,084)	25.8%

DENTSPLY INTERNATIONAL INC.

(In thousands, except per share amounts)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metal content basis to the non-GAAP financial measures.

Nine Months Ended September 30, 2010		Percentage
	Operating	of Net Sales,
	Income	Excluding Precious
	(Loss)	Metal Content

Operating Income	$284,711	18.8%

Restructuring and Other Costs	5,261	0.4%

Recent Acquisition-Related Activities	2,232	0.1%

Adjusted Non-GAAP Operating Income	$292,204	19.3%

Nine Months Ended September 30, 2009		Percentage
	Operating	of Net Sales,
	Income	Excluding Precious
	(Loss)	Metal Content

Operating Income	$277,842	18.9%

Restructuring and Other Costs	5,905	0.4%

Recent Acquisition-Related Activities	4,019	0.3%

Adjusted Non-GAAP Operating Income	$287,766	19.6%

DENTSPLY INTERNATIONAL INC.

(In thousands, except per share amounts)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Nine Months Ended September 30, 2010
	Income	Per Diluted
	(Loss)	Share

Net Income Attributable to DENTSPLY International	$197,881	$1.35

Restructuring and Other Costs, Net of Tax and
Non-Controlling Interests	3,250	0.02

Recent Acquisition-Related Activities, Net of Tax and
Non-Controlling Interests	1,670	0.01

Credit Risk Adjustment to Outstanding
Derivatives, Net of Tax	732	0.01

Income Tax-Related Adjustments	670	0.00

Adjusted Non-GAAP Net Income Attributable
to DENTSPLY International	$204,203	$1.39

Nine Months Ended September 30, 2009
	Income	Per Diluted
	(Loss)	Share

Net Income Attributable to DENTSPLY International	$199,424	$1.33

Restructuring and Other Costs, Net of Tax and
Non-Controlling Interests	4,024	0.03

Recent Acquisition-Related Activities, Net of Tax and
Non-Controlling Interests	1,770	0.01

Income Tax-Related Adjustments	(2,076)	(0.01)

Rounding	-	(0.01)

Adjusted Non-GAAP Net Income Attributable
to DENTSPLY International	$203,142	$1.35

DENTSPLY INTERNATIONAL INC.

(In thousands)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of income before income taxes to the non-GAAP financial measure.

Nine Months Ended September 30, 2010

			Percentage
	Income Before		of Income Before
	Income Taxes	Income Taxes	Income Taxes

As Reported - GAAP Operating Results	$266,936	$(67,585)	25.3%

Restructuring and Other Costs	5,261	(1,905)

Recent Acquisition-Related Activities	2,232	(562)

Credit Risk Adjustment to Outstanding Derivatives	1,192	(460)

Income Tax-Related Adjustments	-	670

As Adjusted - Non-GAAP Operating Results	$275,621	$(69,842)	25.3%

Nine Months Ended September 30, 2009			Percentage
	Income Before		of Income Before
	Income Taxes	Income Taxes	Income Taxes

As Reported - GAAP Operating Results	$263,932	$(65,570)	24.8%

Restructuring and Other Costs	5,905	(2,006)

Recent Acquisition-Related Activities	4,019	(1,070)

Income Tax-Related Adjustments	-	(2,076)

As Adjusted - Non-GAAP Operating Results	$273,856	$(70,722)	25.8%